UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549

                          FORM 8-K

                       CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934


                     SEPTEMBER 23, 1996
                     ------------------
              (Date of earliest event reported)



         LABORATORY CORPORATION OF AMERICA HOLDINGS
         ------------------------------------------
   (Exact name of registrant as specified in its charter)



   DELAWARE                 1-11353            13-3757370
- ---------------           -----------         -------------
(State or other           (Commission         (IRS Employer
jurisdiction or           File Number)        Identification
organization)                                 Number)



  358 SOUTH MAIN STREET, BURLINGTON, NORTH CAROLINA  27215
  --------------------------------------------------------
          (Address of principal executive offices)



                        910-229-1127
                        ------------
    (Registrant's telephone number, including area code)


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Item 5. Other Events

On September 23, 1996, the Registrant entered into the Fourth Amendment (the "Fourth Amendment") to its credit agreement dated April 28, 1995 (as amended, the "Credit Agreement"). The Fourth Amendment modifies the interest coverage and leverage ratios applicable to the quarters ending September 30 and December 31, 1996, and will result in increased interest rate margins on the revolving and term loan facilities in the Credit Agreement. The Fourth Amendment also reduced the Registrant's capital expenditure limits for the years ending December 31, 1996 and 1997 and modified the ability of the Registrant to complete acquisitions in 1996 and the first quarter of 1997. The Fourth Amendment is attached as an exhibit hereto and the text thereof is incorporated in its entirety herein by reference.

Item 7. Financial Statements, Pro Forma Financial
        Information and Exhibits

   (c) Exhibit

      10  Fourth Amendment to Credit Agreement dated as of
          September 23, 1996 among the Registrant, the banks named therein and Credit Suisse (New York Branch) as Administrative Agent.

      20  Press release of the Registrant dated September 27,
          1996.

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                         SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                 LABORATORY CORPORATION OF AMERICA HOLDINGS
                 ------------------------------------------
                              (Registrant)


                    By:  /s/  BRADFORD T. SMITH
                         ----------------------------------
                              Bradford T. Smith
                              Executive Vice President,
                              General Counsel and Secretary



Date:  September 30, 1996

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                        EXHIBIT INDEX


Exhibit
Number                     Exhibit

   10 -   Fourth Amendment to Credit Agreement dated as of
         September 23, 1996 among the Registrant, the banks named therein and Credit Suisse (New York Branch) as Administrative Agent.

   20 -  Press release of the Registrant dated September 27,
         1996.